UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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CONSECO, INC.
(Name of Registrant as Specified In Its Charter)

OTTER CREEK PARTNERS I, LP OTTER CREEK MANAGEMENT, INC. OTTER CREEK INTERNATIONAL LTD. ROGER KEITH LONG
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following materials are for use in a presentation given to Investor Shareholder Services on April 29, 2009 and certain other shareholders of Conseco, Inc. after April 29, 2009.

Investor Shareholder Services

Conseco Inc.

Proxy Review Meeting

222 Lakeview Avenue
Suite 1130
West Palm Beach, FL 33401

April 2009

Executive Summary

Overview

Otter Creek Management, Inc. (OCM) is the investment adviser for two classsic long/short funds, Otter Creek Partners I, LP (OCP), and Otter Creek International, Ltd. (OCI).  These funds are designed to generate consistent, low-volatility absolute returns that are non-correlated to equity markets while maintaining a commitment to capital preservation.

OCM Investment Team

R. Keith Long, President and CEO
Joseph W. O’Neill, Jr., Vice President and CFO
Jeffrey K. Racenstein, Portfolio Manager
Michael J. Winter, Portfolio Manager
Lori A. Fisher, Administrative Manager

SEC Registered Investment Adviser and Qualified Plan Asset Manager since 2003.

Auditors:	RSM MCGladrey & Pullen, LLP
Administrator:	CACEIS Investor Services
Prime Broker:	Morgan Stanley
Counsel:	Edwards & Angell Palmer & Dodge LLP

	Otter Creek Partners I, LP	Otter Creek International, Ltd.
Minimum Investment	$750,000	$750,000
Management Fee	1%	1%
Incentive Fee	20%	20%
Subscription	Monthly	Monthly
Redemption	Quarterly with 30 days notice	Monthly with 30 days notice

Historical Performance
(As of March 31, 2009)

Track Record	OCP	OCI

Inception Date	1-Aug-91	1-Jul-00
Correlation to S&P 500	-0.05	0.00
Total compound edreturn	710%	101%
Standard Deviation	6.32%	6.23%
Average compounded annual return:	12.57%	8.32%
Sharpe ratio:	1.41	0.89

Investor Performance Net of Management and Incentive Fees

Otter Creek Partners I, LP

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD	S&P 500
1991								1.21	1.73	-0.97	4.41	2.36	8.97%	9.08%
1992	2.50	1.05	2.76	0.46	2.47	0.35	0.49	0.94	0.74	0.63	1.51	1.43	16.41%	7.61%
1993	3.77	2.52	2.68	0.00	1.07	0.80	2.58	1.26	1.10	1.17	2.00	1.79	22.75%	10.04%
1994	2.52	0.48	-0.13	0.00	1.09	3.63	0.43	0.83	1.48	0.12	-0.77	0.25	10.29%	1.32%
1995	-0.08	2.16	1.69	2.61	1.54	2.25	-0.07	1.51	-0.54	1.16	-0.01	2.20	15.34%	37.54%
1996	1.94	1.68	0.85	0.95	-4.82	1.15	1.29	3.32	1.68	3.30	3.29	1.67	17.27%	22.94%
1997	-1.55	3.27	2.89	-0.13	-2.45	-0.27	-3.29	1.63	-2.97	2.09	-2.59	3.49	-0.26%	33.35%
1998	3.07	1.29	-0.92	0.56	0.31	1.78	7.03	2.92	0.63	1.94	-0.43	-1.63	17.55%	28.58%
1999	-0.60	0.39	-0.78	0.90	5.13	0.27	2.69	1.24	0.61	2.83	1.72	3.20	18.92%	21.04%
2000	1.45	2.90	6.41	3.65	3.22	0.94	1.03	1.44	2.01	3.30	1.34	1.99	33.92%	-9.10%
2001	5.02	-0.04	0.49	1.76	1.35	0.15	1.29	0.39	-2.06	2.62	-0.54	1.13	12.01%	-11.88%
2002	0.40	-0.22	1.59	0.47	-0.24	-1.44	-2.59	-0.06	-1.13	2.63	3.85	0.77	3.93%	-22.09%
2003	2.05	1.16	1.56	0.50	2.12	0.33	-1.50	-0.62	0.43	-2.65	0.41	1.98	5.80%	28.67%
2004	0.89	-0.38	0.04	1.16	-0.90	-0.44	0.41	-1.52	0.46	-2.30	-1.27	0.04	-3.80%	10.86%
2005	1.67	3.26	4.22	1.86	-1.34	-1.55	-1.34	4.56	1.66	-1.04	-2.31	2.29	12.16%	4.90%
2006	1.11	-0.02	-0.47	2.76	1.45	2.29	-0.82	2.32	-1.18	2.20	1.27	-2.59	8.47%	15.79%
2007	1.68	1.40	2.99	3.05	-0.77	1.33	3.92	1.51	-1.04	-0.03	4.37	0.64	20.61%	5.50%
2008	2.25	0.67	-0.88	0.09	-0.49	-1.96	0.80	1.05	1.52	-2.87	0.05	2.60	2.72%	-37.00%
2009	6.11	1.05	-2.61										4.43%	-11.01%

Historical Performance

Growth of a Unit of Investment in OCP
Comparative Performance

(Common Period: August 1, 1991, though March 31, 2009)

$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
Total Compounded Return
Annual Equivalent
OCP 710% 12.57%
S&P-500 194% 6.29%
DJ-Indu 278% 7.81%
Nasdaq 204% 6.50%
Jul-91
Jul-92
Jul-93
Jul-94
Jul-95
Jul-96
Jul-97
Jul-98
Jul-99
Jul-00
Jul-01
Jul-02
Jul-03
Jul-04
Jul-05
Jul-06
Jul-07
Jul-08

Investment Strategy

Otter Creek is an opportunistic long-short hedge fund designed to generate absolute returns. While investment positions reflect an overriding macro-economic view, exposure levels tend to fall out from valuation-driven security selection. Our objective is to generate equity-like returns (4% to 6% over the risk-free rate) with significantly less risk (volatility) than equities. Otter Creek achieves this objective by:

•                  Managing a broad and diverse portfolio of long-term holdings that are identified through a forensic accounting approach to financial analysis

•                  Truly hedging with short positions and individual equity options

•                  Engaging in complementary opportunistic strategies, including closed-end fund arbitrage and investments at different points of the capital structure

R. Keith Long

President and Chief Executive Officer

Thirty-four year career in investment analysis in both fixed income and equities. Experience prior to founding Otter Creek includes ten years as a fixed income analyst, trader and arbitrageur and eight years as an equity portfolio manager.

Other Creek Management	1991 to Present
Founder

Morgan Stanley	1983 to 1991
(New York, NY)	Principal
Responsible for long bond cash/futures arbitrage

Kidder Peabody	1981 to 1983
(Chicago, IL)	Fixed Income Analyst and Arbitrageur focused on cash/futures arbitrage

Tradelink	1980 to 1981
(Chicago, IL)	Fixed Income Trader specializing in cash/futures arbitrage

Mesirow Financial	1979 to1980
(Chicago, IL)	Portfolio Manager for Delphi Capital Management subsidiary

Lionel Edie & Co	1973 to 1979
(Chicago, IL)	Portfolio Manager focused on large-cap growth stocks

Educational Background	MBA and BS degrees from Indiana University (1973 & 1970)

Other	Financial Industries, Inc (Life Insurance)
Chairman of the Board of Directors, (2003-2008)

Financial Institutions, Inc (Property & Casualty Insurance)
Director (1991-1995) and Chairman of the Board of Directors (1995-1996)

Financial Industries Corporation (FIC)

•                  New Board of Directors seated September 1, 2003

•                  Upon arrival initial actions centered around portfolio restructuring after discovering activities that had taken place prior to seating the new BOD

•                  Portfolio Structure:

	December 31,
	2003	2007
Mortgage- and asset-backed securities	53.8%	21.8%

Corporate	33.8%	67.4%

U.S. Treasury securities and obligations of U.S. government agencies and corporations	9.5%	7.0%

States, municipalities, and political subdivisions	2.9%	3.8%

Source: FIC 2003 10-K and FIC 2007 10-K

•                  Real estate investments primarily relate to River Place Pointe, a $90.6 million, 600,000 sq. ft. project consisting of 7 buildings

•                  Spring 2004: Discovery of misstated financial statements

•                  Reconstructed and restated 10 years of financial statements

•                  Implemented the Sarbanes-Oxley Act of 2002

•                  Consolidated all insurance operations into home office in Austin, TX

•                  June 2005: Sold River Place Pointe for $103 million, realizing a $10.6 million gain

•                  July 17, 2008: Closed the merger of FIC with Americo Life, Inc.

Conseco
Performance Analysis (2008 10-K Filing)

PERFORMANCE GRAPH

The Performance Graph below compares Conseco’s cumulative total shareholder return on its common stock for the period from December 31, 2003 through December 31, 2008 with the cumulative total return of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”) and the Dow Jones Life Insurance Index. The comparison for each of the periods assumes that $100 was invested on December 31, 2003 in each of Conseco common stock, the stocks included in the S&P 500 Index and the stocks included in the Dow Jones Life Insurance Index and that all dividends were reinvested. The stock performance shown in this graph represents past performance and should not be considered an indication of future performance of Conseco’s common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG CONSECO, S&P 500 INDEX AND DOW JONES LIFE INSURANCE INDEX

[GRAPHIC OMITTED]

Cumulative Total Returns	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07	12/31/08

DJ Life Insurance Index	$100	$121	$148	$167	$178	$88
S&P 500 Index	$100	$111	$116	$135	$142	$90
Conseco, Inc.	$100	$92	$106	$92	$58	$24

DIVIDENDS

The Company does not anticipate declaring or paying cash dividends on its common stock in the foreseeable future, and is currently limited in doing so pursuant to our debt agreements. Please refer to “Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations - Liquidity of the Holding Companies” for further discussion of these restrictions.

38

Conseco
DJ Life Insurance Index Components

As of December 31, 2008, the components of the DJ Life Insurance Index are:

•	AFLAC Inc.

•	Assurant, Inc.

•	American National Insurance Co.

•	Conseco, Inc.

•	Delphi Financial Group, Inc.

•	Genworth Financial, Inc.

•	Lincoln National Corp.

•	MetLife, Inc.

•	Nationwide Financial Services, Inc.

•	Principal Financial Group, Inc.

•	Protective Life Corporation

•	The Phoenix Companies, Inc.

•	Prudential Financial, Inc.

•	StanCorp Financial Group, Inc.

•	Torchmark Corporation

•	Unum Group

We believe that these companies and their performance are an accurate reflection of the industry as a whole. All of these companies, other than American National Insurance Co., were traded on the New York Stock Exchange as of December 31, 2008.

Conseco
Financial Strength - Primary Insurance Subsidiaries

	12-31-2003	3-31-2009

A.M. Best	B	B

Standard & Poors	BB-	BB-

Moody’s	Ba3	Ba2

Sources: CNO 2003 10-K and CNO 2008 10-K

Conseco
Performance Analysis (2008 10-K Filing continued pg. 40)

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA.

	Years ended December 31,
(Amounts in millions, except per share data)	2008	2007	2006	2005	2004
STATEMENT OF OPERATIONS DATA (a)
Insurance policy income	$3,253.6	$2,895.7	$2,696.4	$2,620.9	$2,611.2
Net investment income	1,178.8	1,369.8	1,350.8	1,222.8	1,178.8
Net realized investment gains (losses)	(262.4)	(158.0)	(46.6)	(3.3)	36.7
Total revenues	4,189.7	4,131.3	4,019.8	3,865.1	3,848.2
Interest expense	97.8	117.3	73.5	58.3	79.5
Total benefits and expenses	4,177.3	4,141.3	3,853.1	3,459.4	3,470.3
Income (loss) before income taxes, minority interest, discontinued operations and cumulative effect of accounting change	12.4	(10.0)	166.7	405.7	377.9
Income tax expense	416.4	64.0	61.0	144.1	132.5
Income (loss) before discontinued operations	(404.0)	(74.0)	105.7	261.6	245.4
Discontinued operations, net of income taxes	(722.7)	(105.9)	.3	51.1	44.3
Net income (loss)	(1,126.7)	(179.9)	106.0	312.7	289.7
Preferred stock dividends	—	14.1	38.0	38.0	65.5
Net income (loss) applicable to common stock	(1,126.7)	(194.0)	68.0	274.7	224.2

PER SHARE DATA
Income (loss) before discontinued operations, basic	$(2.19)	$(.51)	$.45	$1.48	$1.36
Income (loss) before discontinued operations, diluted	(2.19)	(.51)	.45	1.41	1.31
Net income, basic	(6.10)	(1.12)	.45	1.82	1.70
Net income, diluted	(6.10)	(1.12)	.45	1.69	1.59
Book value per common share outstanding	8.76	22.94	26.50	25.27	21.34
Weighted average shares outstanding for basic earnings	184.7	173.4	151.7	151.2	132.3
Weighted average shares outstanding for diluted earnings	184.7	173.4	152.5	185.0	155.9
Shares outstanding at period-end	184.8	184.7	152.2	151.5	151.1

BALANCE SHEET DATA - AT PERIOD END (a)
Total investments	$18,647.5	$21,324.5	$23,768.8	$23,424.6	$22,169.5
Total assets	28,769.7	33,971.2	33,593.1	32,886.8	31,478.0
Corporate notes payable	1,328.7	1,193.7	1,000.8	851.5	768.0
Total liabilities	27,150.5	29,735.3	28,893.0	28,389.5	27,586.1
Shareholders’ equity	1,619.2	4,235.9	4,700.1	4,497.3	3,891.9

STATUTORY DATA (b) - AT PERIOD END
Statutory capital and surplus	$1,311.5	$1,336.2	$1,554.5	$1,603.8	$1,510.0
Asset valuation reserve (“AVR”)	55.0	161.3	179.1	142.7	117.0
Total statutory capital and surplus and AVR	1,366.5	1,497.5	1,733.6	1,746.5	1,627.0

(a)

As a result of the Transfer, as further discussed in the note to the consolidated financial statements entitled “Transfer of Senior Health Insurance Company of Pennsylvania to an Independent Trust”, a substantial portion of our long-term care business is presented as discontinued operations in our consolidated financial statements and prior periods have been restated to conform with the current year presentation.

(b)

We have derived the statutory data from statements filed by our insurance subsidiaries with regulatory authorities which are prepared in accordance with statutory accounting principles, which vary in certain respects from GAAP, and include amounts related to our discontinued operations in 2007, 2006, 2005 and 2004.

Conseco
Performance Analysis (2008 10-K Filing continued pg. 131)

Investment Borrowings

In the first quarter of 2007, one of the Company’s insurance subsidiaries (Conseco Life) became a member of the Federal Home Loan Bank of Indianapolis (“FHLBI”). As a member of the FHLBI, Conseco Life has the ability to borrow on a collateralized basis from FHLBI. Conseco Life is required to hold a certain minimum amount of FHLBI common stock as a requirement of membership in the FHLBI, and additional amounts based on the amount of the borrowings. At December 31, 2008, the carrying value of the FHLBI common stock was $22.5 million. Collateralized borrowings from the FHLBI totaled $450.0 million as of December 31, 2008, and the proceeds were used to purchase fixed maturity securities. The borrowings are classified as investment borrowings in the accompanying consolidated balance sheet. The borrowings are collateralized by investments with an estimated fair value of $504.6 million at December 31, 2008, which are maintained in a custodial account for the benefit of the FHLBI. Conseco Life recognized interest expense of $21.9 million and $16.7 million in 2008 and 2007, respectively, related to the borrowings.

The following summarizes the terms of the borrowings (dollars in millions):

Amount borrowed	Maturity date	Interest rate at December 31, 2008
$54.0	May 2012	Variable rate - 2.153%
37.0	July 2012	Fixed rate - 5.540%
13.0	July 2012	Variable rate - 4.810%
146.0	November 2015	Fixed rate - 5.300%
100.0	November 2015	Fixed rate - 4.890%
100.0	December 2015	Fixed rate - 4.710%

At December 31, 2008, investment borrowings consisted of: (i) collateralized borrowings of $450.0 million; (ii) $311.7 million of securities issued to other entities by a variable interest entity (“VIE”) which is consolidated in our financial statements as further discussed in the note to the consolidated financial statements entitled “Investment in a Variable Interest Entity”; and (iii) other borrowings of $5.8 million.

At December 31, 2007, investment borrowings consisted of: (i) collateralized borrowings of $450.0 million; (ii) $452.3 million of securities issued to other entities by a VIE which is consolidated in our financial statements; and (iii) other borrowings of $10.7 million.

Conseco Performance Analysis (2008 10-K Filing continued pg. 188)

17. INVESTMENT IN A VARIABLE INTEREST ENTITY

The Company has an investment in a special purpose entity that is a variable interest entity under FIN 46 (R). The following is description of our significant investment in a variable interest entity:

Fall Creek CLO Ltd.

Fall Creek CLO Ltd. (“Fall Creek”) is a collateralized loan trust that was established to issue securities and use the proceeds to invest in loans and other permitted investments. The assets held by the trust are legally isolated and are not available to the Company. The liabilities of Fall Creek will be satisfied from the cash flows generated by the underlying loans, not from the assets of the Company. The investment borrowings were issued pursuant to an indenture between Fall Creek and a trustee. The investment borrowings of Fall Creek may become due and payable if certain threshold ratios (based on the entity’s leverage and the market value of its assets) are not met for a specified period of time. During the first quarter of 2008, such threshold ratio was not met and the indenture was amended. As a result of the amendment, Fall Creek sold assets of $90 million (which resulted in net realized investment losses of $11.2 million), and paid down investment borrowings of $88.0 million. Pursuant to the amendment, we committed to provide additional capital to Fall Creek for up to $25 million (under defined circumstances) all of which was contributed in 2008. In addition, the indenture was amended and restated in November 2008, to change certain terms related to the investment borrowings, cease future reinvesting activities of Fall Creek, provide for an additional investment in Fall Creek and remove the provision related to threshold ratios. In conjunction with the amendment and restatement of the indenture, Fall Creek repaid $17.5 million of investment borrowings and the Company purchased: (i) $25.2 million of borrowings previously held by others; and (ii) $9.7 million of newly issued borrowings of Fall Creek. Repayment of the remaining principal balance of the investment borrowings of Fall Creek is based on available cash flows from the assets and such borrowings mature in 2017. A $10.0 million repayment was made in December 2008 based on such excess cash flows. The Company has no further commitments to Fall Creek. Also, in 2008, we recognized $10.8 million of writedowns of investments held by Fall Creek resulting from declines in fair values that we concluded were other than temporary. The carrying value of our investment in Fall Creek was $83.8 million and $47.0 million at December 31, 2008 and 2007, respectively. The following tables provide supplemental information about the assets, liabilities, revenues and expenses

188

Conseco Performance Analysis (2008 10-K Filing continued pg. 189)

CONSECO, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

of Fall Creek which have been consolidated in accordance with FIN 46 (R), after giving effect to the elimination of our investment in Fall Creek and investment management fees earned by a subsidiary of the Company (dollars in millions):

	December 31,
	2008	2007
Assets:
Actively managed fixed maturities	$269.7	$465.9
Cash and cash equivalents - restricted	4.8	16.1
Accrued investment income	2.8	5.1
Other assets	7.2	6.9

Total assets	$284.5	$494.0

Liabilities:
Other liabilities	$7.8	$12.2
Investment borrowings due to others	306.5	447.2
Investment borrowings due to the Company	81.9	47.0

Total liabilities	396.2	506.4

Equity (deficit):
Capital provided by the Company	16.6	1.6
Capital provided by others	3.8	4.1
Accumulated other comprehensive loss	(118.4)	(25.0)
Retained earnings (deficit)	(13.7)	6.9

Total equity (deficit)	(111.7)	(12.4)

Total liabilities and equity (deficit)	$284.5	$494.0

Important Contact Information

If you have any questions or require any assistance in executing or delivering your GOLD proxy or voting by telephone or via the Internet, please call our proxy solicitor:

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New York, NY 10005

Toll Free: (800) 848-3416

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